Exhibit 99.1

For Immediate Release Contact: Courtney Guertin Director, Marketing & Communications 401-457-9501 CGuertin@mediageneral.com

Media General Authorizes $120 Million Share Repurchase Program

RICHMOND, VA; March 23, 2015 – Media General, Inc. (“Media General” or the “Company”; NYSE: MEG), one of the nation’s largest cross-screen media companies, announced today that its Board of Directors has authorized a share repurchase program of up to $120 million.

The Company expects to fund the share repurchase by using the approximately $120 million of cash proceeds from the sale of WJAR-TV that was completed in connection with the merger with LIN Media. Those proceeds, which were deposited with a qualified intermediary, will be released to the Company in June 2015. Any share repurchases made prior to the release of the cash proceeds are expected to be funded temporarily from cash on hand or borrowings under the Company’s revolving credit facility.

“Although we had hoped to use the WJAR-TV sale proceeds to acquire one or more television stations in a transaction qualifying as a like-kind exchange, we were unable to identify acquisition opportunities that met our rigorous acquisition standards,” said Vincent Sadusky, President and Chief Executive Officer of Media General. “We decided that, absent such an acquisition, the best way to deliver long-term value for all of our shareholders is to use these sale proceeds to repurchase shares and return cash to our shareholders. As we previously indicated, we intend to remain focused on using the free cash flow we generate from our operations to de-lever our balance sheet.”

Purchases under Media General’s repurchase program may be made from time to time in the open market, through privately negotiated transactions or otherwise, subject to the Company obtaining a necessary waiver or amendment under its senior secured credit facility or otherwise being in compliance with the applicable restrictions under its credit facility. Depending on market conditions, and other factors, these purchases may be commenced or suspended at any time, or from time to time, without prior notice. The share repurchase program will expire on December 31, 2015, unless extended by the board of directors. Additional share repurchases and capital returns after the completion or expiration of the 2015 Repurchase Program shall be subject to the determination of the Board of Directors based upon future circumstances and market conditions.

Forward-Looking Statements

The information discussed in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations and free cash flow. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, statements regarding the Company’s plan to repurchase shares and to de-lever its balance sheet. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of the Company’s business combinations with LIN Media and Young and the ability to integrate such entities; volatility of advertising revenue; restrictions on the Company’s operations as a result of its indebtedness; the ability to renew retransmission consent agreements; changes in government regulations and the ability to obtain necessary consents; changes in or terminations of network affiliation agreements; competition; changes in audience share or ratings; and the potential influence of certain shareholders, including Standard General L.P. and its affiliates; and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the SEC (which are available on the Investor Relations section of www.mediageneral.com, or at www.sec.gov), which are incorporated in this release by reference. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About Media General

Media General is one of the nation's largest cross-screen, multimedia companies that operates or services 71 television stations in 48 markets along with the industry's leading digital media business. We offer consumers and advertisers premium quality entertainment and information, content and distribution on every screen. Our robust portfolio of broadcast, digital and mobile products informs and engages 23% of U.S. TV households and 46% of the U.S. Internet audience.

Media General has the industry's largest and most diverse digital media business with a growing portfolio that includes LIN Digital, LIN Mobile, Federated Media, HYFN, Dedicated Media and BiteSizeTV. With unmatched local-to-national reach and integrated marketing solutions, Media General is a one-stop-shop for agencies and brands that want to effectively and efficiently reach their target audiences across all screens.

Media General trades on the NYSE under the symbol “MEG”. For more information, visit www.mediageneral.com.